Pareteum Corporation Announces 2020 Financial Results

•2020 total revenue of $69.6 million, 12% year-over-year growth
•Net loss attributable to common equity decreased to $45.5 million in 2020, an 80% improvement from $222.3 million in 2019
•Surpassed 1,100 clients and partners globally, including key enterprise customers and MVNE/MNVOs
•Management to host conference call today at 4:30 p.m. ET

NEW YORK, NY – June 17, 2021 – Pareteum Corporation (OTC: TEUM), a global cloud Communications-Platform-as-a-Service (CPaaS) company, today announced financial results for full year 2020.
“While 2020 was a transitional year for Pareteum as we worked towards resolving corporate legacy issues and financial restatements, we continued to make progress across our business that we believe has laid a foundation for significant future growth,” commented Bart Weijermars, Pareteum's interim Chief Executive Officer. “Our mission is to empower our customers to simply create and control their wireless communication products and experiences through our powerful cloud platform and global connectivity. We have grown revenue 244% over the past three years and improved net loss attributable to common equity from $222.3 million in 2019 to $45.5 million in 2020. We added over 50 additional customers last year, and have grown platform connections 156% since 2018. We believe Pareteum is well positioned to address a large, rapidly growing global opportunity and have developed an expanded corporate strategy to do so.”
Full-Year 2020 Financial Results Highlights:
•    Revenue: Total revenue was $69.6 million for the full year 2020, up 12% compared to $62.0 million in 2019. This increase was primarily due to strong demand for services in our mobility business, partially offset by a decrease in connectivity services, which includes travel-related communications.
•    Gross Profit: Gross profit (revenue minus cost of revenue) for the full year 2020 was $20.7 million, compared to $14.9 million for 2019.
•    Net loss attributable to common equity: Net loss attributable to common equity was $45.5 million for the full year 2020, compared to a net loss of $222.3 million in 2019. During 2019, the Company recognized a non-cash impairment charge of $156.8 million, consisting of a $125.9 million impairment of goodwill and a $30.8 million impairment of intangible assets.
•    Cash: Cash and cash equivalents, together with restricted cash totaled $14.8 million as of December 31, 2020, compared to $5.9 million as of December 31, 2019.

	Years ended December 31,		Change
(in thousands)	2020	2019	$	%
Revenue	$69,637	$62,049	$7,588	12%
Gross profit	$20,683	$14,915	$5,768	39%
Operating expenses	46,290	57,884	(11,594)	(20)%
Acquisition costs	—	3,457	(3,457)	nm
Impairment of goodwill and intangible assets	—	156,765	(156,765)	nm
Depreciation and amortization	10,795	12,739	(1,944)	(15)%
Loss from operations	(36,402)	(215,930)	179,528	(83)%

Total other expense	(8,311)	(14,712)	6,401	(44)%
Income tax benefit	52	8,295	(8,243)	(99)%
Accretion and dividends of series C redeemable preferred stock	$(816)	$—	$(816)	nm
Net loss attributable to common equity	$(45,477)	$(222,347)	$176,870	(80)%

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Key Business Metrics and Highlights:
•    Diversified business portfolio across MVNE, MVNO, Enterprise, Messaging and SMB, which supports one stop solutions for customer communication needs.
•    Surpassed 1,100 customers and partners globally, up from 533 in 2018, including key enterprise customers and MVNE/MNVOs.
◦Added over 50 new customers in 2020.
◦Renewed strategic deal with Vodafone.
•    Connections grew to 4.6 million in 2020, up from 3.9 million in 2019, and 1.8 million in 2018.
•    Operations in North America, Latin America, Europe, Middle East and Africa and Asia-Pacific.
◦Recent expansions in Brazil, Colombia and Tunisia.
•    200 employees worldwide as of December 31, 2020.

Conference Call and Webcast Information
Pareteum will hold a conference call today at 4:30 p.m. ET. The live audio webcast may be accessed through the "Events & Presentations" page on the "Investors" section of the Company's website at www.pareteum.com. Alternatively, participants may dial 888-506-0062 (toll free) or 973-528-0011 (international) and provide participant passcode 41778. A replay of the webcast will be available for 30 days following the live event.

About Pareteum Corporation
Pareteum is a global provider of Communications Platform-as-a-Service (CPaaS) solutions with operations in North America, Latin America, Europe, Middle East and Africa, and Asia-Pacific regions. Pareteum empowers enterprises, communications service providers, early-stage innovators, developers, Internet-of-Things (IoT), and telecommunications infrastructure providers with the freedom and control to create, deliver and scale innovative communications experiences. The Pareteum platform connects people and devices around the world using the secure, ubiquitous, and highly scalable solution to deliver data, voice, video, SMS/text messaging, media, and content enablement. For more information, please visit www.pareteum.com and follow the company on LinkedIn.

Forward Looking Statements
Certain statements contained herein constitute "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. With the exception of historical matters, the matters discussed in this release are forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements are generally identified by words such as "believe," "expect," "anticipate," "intend," "estimate," "plan," "project," "should," "will," "would" and other similar expressions. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. However, our actual results may differ materially from those contained in, or implied by, these forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: risks and uncertainties associated with the integration of the assets and operations we have acquired and may acquire in the future; our possible inability to raise additional capital that will be necessary to expand our operations; the substantial doubt about our ability to continue as a going concern expressed in the most recent report on our audited financial statements; our potential lack of revenue growth; the length of our sales cycle; pending investigations by the SEC and other lawsuits; the outbreak and impact of the novel coronavirus (COVID-19) on the global economy and our business; our potential inability to add new products and services that will be necessary to generate increased sales; our potential inability to develop and successfully market platforms or services or our inability to obtain adequate funding to implement or develop our business; our ability to successfully remediate the material weakness in our internal control over financial reporting within the time periods and in the manner currently anticipated; the effectiveness of our internal control over financial reporting, including the identification of additional control deficiencies; risks related to restrictions and covenants in our convertible debt facility that may adversely affect our business; risks related to our current noncompliance with certain terms under our senior secured convertible indebtedness; our potential loss of key personnel and our ability to find qualified personnel; international, national regional and local economic political changes, political risks, and risks related to global tariffs and import/export regulations; fluctuations in foreign currency exchange rates; our potential inability to use and protect our intellectual property; risks related to our continued investment in research and development, product defects or software errors, or cybersecurity threats; general economic and market conditions; regulatory risks and the potential consequences of non-compliance with applicable laws and regulations; increases in operating expenses associated with the growth of our operations; risks related to our capital stock, including the potentially dilutive effect of issuing additional shares and the fact that shares eligible for future sale may adversely affect the market for our common stock; the possibility of telecommunications rate changes and technological changes; disruptions in our networks and infrastructure; the potential for increased competition and risks related to competing with major competitors who are larger than we are; our positioning in the marketplace as a smaller provider; risks resulting from the restatement of certain of our financial statements; and the other risks discussed in our Form 10-K for the year ended December 31, 2020. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Relations:
Investor Relations +1 (646) 975-0400
Investor.relations@pareteum.com

Media Inquiries:
Press@pareteum.com

Pareteum Corporation and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	For the years ended December 31,
	2020	2019

Revenue	$69,637	$62,049

Cost and operating expenses:
Cost of revenue (excluding depreciation and amortization)	48,954	47,134
Product development	10,334	12,956
Sales and marketing	6,147	10,345
General and administrative	29,809	34,583
Acquisition costs	—	3,457
Impairment of goodwill and intangible assets	—	156,765
Depreciation and amortization	10,795	12,739
Total cost and operating expenses	106,039	277,979

Loss from operations	(36,402)	(215,930)

Other income (expense):
Interest expense, net	(9,141)	(2,618)
Gain on sale of assets	10,753	—
Change in fair value of derivative and warrant liabilities	6,993	—
Loss on extinguishment of debt	(16,996)	(8,873)
Other income (expense), net	80	(3,221)
Total other expense	(8,311)	(14,712)

Loss before (benefit) provision for income tax	(44,713)	(230,642)
Income tax benefit	(52)	(8,295)
Net loss	(44,661)	(222,347)
Accretion and dividends of series C redeemable preferred stock	(816)	—
Net loss attributable to common equity	$(45,477)	$(222,347)

Loss per common share:
Basic and diluted	$(0.33)	$(1.91)
Weighted average number of common shares outstanding:
Basic and diluted	138,739	116,182

Pareteum Corporation and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	As of December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$8,275	$4,447
Restricted cash	6,479	1,455
Accounts receivable, net of an allowance for doubtful accounts of $2,077 and $1,546 at December 31, 2020 and 2019, respectively	11,608	8,307
Notes receivable, current	300	—
Prepaid expenses and other current assets	3,672	4,453
Total current assets	30,334	18,662
Right-of-use assets, net	1,044	2,241
Notes receivable	—	512
Property and equipment, net	5,090	6,262
Intangible assets, net	12,998	15,500
Goodwill	11,043	10,099
Other assets	749	752
Total assets	$61,258	$54,028

LIABILITIES, SERIES C REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and customer deposits	$36,034	$30,374
Net billings in excess of revenue	3,634	2,529
Accrued expenses and other payables	13,286	13,616
Promissory notes	934	993
Related party loan, current	337	—
Lease liabilities, current	524	2,422
Derivative liability	6,163	—
Senior secured convertible note, net	6,655	—
Total current liabilities	67,567	49,934
Series C redeemable preferred stock	—	4,798
Lease liabilities	601	415
Warrant liability	7,768	—
Paycheck protection program loan	824	—
Related party loan	—	420
Other long-term liabilities	—	23
Total liabilities	76,760	55,590

Commitments and Contingencies (See Notes)
Series C redeemable preferred stock: Redemption amount of $21,767 and $0 as of December 31, 2020 and 2019, respectively	24,899	—

Stockholders' deficit:
Preferred Stock $0.00001 par value, 50,000,000 shares authorized; 218 and 105 issued and outstanding as of December 31, 2020 and 2019, respectively	—	—
Common Stock $0.00001 par value, 500,000,000 shares authorized, 140,268,725 and 139,060,180 issued and outstanding as of December 31, 2020 and 2019, respectively	552,852	547,948
Accumulated deficit	(584,593)	(539,493)
Accumulated other comprehensive loss	(8,660)	(10,017)
Total stockholders' deficit	(40,401)	(1,562)
Total liabilities, series C redeemable preferred stock and stockholders' deficit	$61,258	$54,028